Exhibit (d)(5)


                           STOCK OPTION AGREEMENT


         STOCK OPTION AGREEMENT made this 1st day of __________, between Congoleum Corporation, a Delaware corporation (the "Company"), and (LastName) (the "Optionee").

         Pursuant to the Congoleum Corporation 1999 Stock Option Plan for Non-Employee Directors (the "Plan"), the Committee (as described below) has determined that the Optionee is to be awarded, on the terms and conditions set forth herein (and subject to the terms and provisions of the Plan), a nonqualified stock option (an "Option") to purchase Stock, and hereby grants such Option. Capitalized terms which are not defined in this Option Agreement will have the meanings set forth in the Plan.

         1. Number of Shares of Stock and Purchase Price. The Optionee is hereby granted an Option to purchase ________ shares of Stock (the "Option Shares") at a purchase price equal to $_______ per Share (the "Option Price"), pursuant to the terms of this Option Agreement and the provisions of the Plan.

         2. Period of Option and Conditions of Exercise.

                  (a) The Option shall be deemed to have been granted on the date hereof (the "Date of Grant") and, unless the Option is previously terminated pursuant to this Option Agreement, the Option shall terminate upon the expiration of ten years from the date hereof (the "Expiration Date"). Upon the termination of the Option, all rights of the Optionee hereunder shall cease.

                  (b) Subject to the provisions of the Plan and this Option Agreement, the Option shall become exercisable as to all of the Option Shares on the date which is six months after the date hereof.

         3. Termination of Service. Notwithstanding any provision of this Agreement or the Plan to the contrary, Options shall become exercisable in full on the date the Optionee ceases to serve as a member of the Board for any reason. Options may not be exercised, and such Options shall terminate, as of the third anniversary of the date the Optionee ceases to serve as a member of the Board for any reason, provided, however, that if the Optionee dies within the nine-month period ending on the third anniversary of the date on which the Optionee ceases to serve as a member of the Board, the Optionee's legal representative may, at any time within nine months after the Optionee's death, exercise any Options granted to the Optionee, further provided, however, that in no event may an Option be exercised following the Expiration Date.

         4. Exercise of Option.

                  (a) The Option shall be exercised in the following manner: the Optionee, or the person or persons having the right to exercise the Option upon the death or disability of the Optionee, shall deliver to the Company written notice, in substantially the form of the notice attached hereto, specifying the number of Option Shares which the Optionee elects to purchase. The Optionee must include with the notice full payment for any Option Shares being purchased under an Option.

                  (b) Payment of the Option Price for any Option Shares being purchased must be made in cash, by certified or cashier's check, or by delivering to the Company Stock which the Optionee already owns. If the Optionee pays by delivering Stock, the Optionee must include with the notice of exercise the certificates for such Stock either duly endorsed for transfer or accompanied by an appropriately executed stock power in favor of the Company. The Stock delivered by the Optionee will be valued by the Company at its Fair Market Value on the day preceding the date of exercise of the Option.

                  (c) The Option may be exercised only to purchase whole shares of Stock, and in no case may a fractional share be purchased. The right of the Optionee to purchase shares of Stock with respect to which the Option has become exercisable may be exercised, in whole or in part at any time or from time to time, prior to the Expiration Date or such earlier date on which the Option terminates.

                  (d) The Company may require an Optionee to pay, prior to the delivery of any Option Shares to which such Optionee shall be entitled upon exercise of any Option, an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld by the Company with respect to any Option. Alternatively, the Optionee may authorize the Company to withhold from the number of Option Shares he or she would otherwise receive upon exercise of an Option, that number of Option Shares having a Fair Market Value equal to the amount of such required tax.

         5. Miscellaneous.

                  (a) Entire Agreement. This Option Agreement and the Plan contain all of the understandings and agreements between the Company and the Optionee concerning this Option and supersedes all earlier negotiations and understandings, written or oral, between the parties with respect thereto. The Company and the Optionee have made no promises, agreements, conditions or understandings, either orally or in writing, that are not included in this Option Agreement or the Plan.

                  (b) Captions. The captions and section numbers appearing in this Option Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Option Agreement.

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                  (c) Counterparts. This Option Agreement may be executed
in counterparts each of which when signed by the Company or the Optionee will be deemed an original and all of which together will be deemed the same Agreement.

                  (d) Notices. Any notice or communication having to do with this Option Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company or the Committee, to the attention of the Secretary of the Company at the principal office of the Company, and, if to the Optionee, to the Optionee's last known address contained in the personnel or other records of the Company.

                  (e) Succession and Transfer. Each and all of the provisions of this Option Agreement are binding upon and inure to the benefit of the Company and the Optionee and their respective estate, successors and assigns; provided, however, that the Option granted hereunder shall not be transferable by the holder thereof other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or by his or her guardian, custodian or legal representative.

                  (f) Amendments. Subject to the provisions of the Plan, this Option Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

                  (g) Governing Law. This Option Agreement and the rights of all persons claiming hereunder will be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof.

                  (h) Benefits of this Agreement. Nothing in this Option Agreement shall be construed to give to any person or entity other than the Company and the Optionee any legal or equitable right, remedy or claim under this Option Agreement; but this Option Agreement shall be for the sole and exclusive benefit of the Company and the Optionee.

                  (i) Option Agreement Subject to Plan. This Option Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated herein as provisions of this Agreement. If there is a conflict between the provisions of this Option Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Optionee confirms that he or she has received a copy of the Plan and has had an opportunity to review the contents thereof.

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         IN WITNESS WHEREOF, the parties have executed this Option
Agreement on the date and year first above written.

                                        CONGOLEUM CORPORATION


                                        By:_____________________________
                                           Name:
                                           Title:


The Option has been accepted by
the undersigned, subject to the
terms and provisions of the Plan
and of this Option Agreement.



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        Optionee